UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 29, 2017

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 8.01. Other Events

On September 29, 2017, Carbon Appalachian Company, LLC (“Carbon Appalachian”), a venture owned by Carbon Natural Gas Company, a Delaware corporation (“Carbon” or the “Company”) and two institutional investors, completed the acquisition of natural gas producing properties, natural gas gathering pipelines and related facilities located predominantly in the State of West Virginia (the “Acquisition”). The purchase price was $41.3 million, subject to normal and customary pre and post-closing adjustments. Carbon Appalachian will also fund, as part of the Acquisition, an inventory of field development and enhancement projects and general working capital.

In connection with and concurrently with the closing of the Acquisition described above, Carbon Appalachia Enterprises, LLC (f/k/a Carbon Tennessee Company, LLC), an indirect subsidiary of Carbon Appalachian, borrowed $20.4 million from its existing senior secured asset-based revolving credit facility (the “Credit Facility” and such agreement being the “Credit Agreement”) with LegacyTexas Bank and East West Bank and received additional funding in the amount of $11 million from its members, including $2,915,000 from Carbon. The contributed funds and funds drawn from the Credit Facility were used to pay the purchase price.

On October 2, 2017, the Company issued a press release concerning certain events relating to this Item 8.01. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1*	Press Release dated October 2, 2017

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY
October 2, 2017
/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer

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